EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                   State or Other
                                  Jurisdiction of                    Percentage
                                   Incorporation                     Ownership
                                   -------------                     ---------
Parent
------
First South Bancorp, Inc.            Virginia

Subsidiary
----------
First South Bank                  North Carolina                        100%